CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Amana Mutual Funds Trust and to the use of our report dated July 30, 2025 on the financial statements and financial highlights of Amana Income Fund, Amana Growth Fund, Amana Developing World Fund, and Amana Participation Fund, each a series of Amana Mutual Funds Trust, appearing in From N-CSR for the year ended May 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 29, 2025